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                                                                    Exhibit 10.3


                         FIRST MODIFICATION AGREEMENT


       THIS FIRST MODIFICATION AGREEMENT (this "Agreement"), dated as of the 15th day of May 2000, is by and among BANK OF AMERICA, N.A., a national banking association and successor to NationsBank, N.A. (the "Bank"); MICROSTRATEGY INCORPORATED, a Delaware corporation (the "Borrower"); and MICHAEL J. SAYLOR and ALCANTARA LLC, a Delaware limited liability company (the "Guarantors").


                               WITNESSETH THAT:

       WHEREAS, the Bank is the owner and holder of that certain Revolving Commercial Note dated March 26, 1999, made by the Borrower and payable to the order of the Bank, in the original principal amount of Twenty-five Million and no/100 Dollars ($25,000,000.00) and bearing interest and being payable in accordance with the terms and conditions therein set forth (the "Note"); and

       WHEREAS, the Note was issued pursuant to a certain Credit Agreement dated March 26, 1999, between the Borrower and the Bank (the "Credit Agreement"); and

       WHEREAS, as of the date hereof, the principal balance of the Note is Zero Dollars ($0.00), the outstanding amount of issued Letters of Credit (as defined in the Credit Agreement) is $3,859,464.01 and the parties hereto desire to modify the terms of the Note and the Credit Agreement.

       NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. The Credit Agreement is hereby modified, effective March 30, 2000, as follows:

            (a) In Section 1.1,

                (i) by replacing "NationsBank, N.A." with "Bank of America, N.A., a national banking association and successor to NationsBank, N.A." in the definition of "Bank".

                (ii) by inserting ", contingent or otherwise," after "obligations" in clause (c) of the definition of "Debt"; and

                (iii)  by adding the following new definitions:

       "Guarantor" means Michael J. Saylor and his successors, or Alcantara LLC, a Delaware limited liability company and its successors; and "Guarantors" means both of said Persons.
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       "Royal Caribbean Letter of Credit" means the Letter of Credit in the amount of US$3,600,000.00, to be requested by the Borrower and issued by the Bank for the benefit of Royal Caribbean Cruises LTD, together with all renewals, modifications and increases thereof, and replacements thereto.


            (b) In Section 2.1,

                (i) by inserting "(subject to subsection (c) of this Section 2.1)" after "$25,000,000.00" in subsection (a) and after "$5,000,000.00" in subsection (b); and

                (ii) by adding a new subsection (c), as follows:

       (c) The Royal Caribbean Letter of Credit. Upon the issuance by the Bank
           ------------------------------------
     of the Royal Caribbean Letter of Credit, the Commitment shall be increased automatically to $28,600,000.00 and the Letter of Credit Commitment shall be increased automatically to the lesser of $8,600,000.00 (or the equivalent in foreign currency, as determined by the Bank in its sole discretion) and the unused Commitment. As the undrawn amount of the Royal Caribbean Letter of Credit decreases (by cancellation, expiration, draws, or otherwise), each of the Commitment and the Letter of Credit Commitment shall be reduced by the amount of said decrease. Once decreased as aforesaid, neither the Commitment nor the Letter of Credit Commitment may thereafter be increased.

            (c) In Article IV,

                (i) by inserting "except as set forth on Schedule IV hereto, as supplemented by information supplied by the Borrower to the Bank," after "Since December 31, 1998" in Section 4.4(c);

                (ii) by inserting "and except as set forth on Schedule IV hereto, as supplemented by information supplied by the Borrower to the Bank," after "To the knowledge of the Borrower" in Section 4.5; and

                (iii) by inserting "and except as set forth on Schedule IV hereto, as supplemented by information supplied by the Borrower to the Bank," after "To the best of the Borrower's knowledge" in the last sentence of Section 4.13.


            (d) Article V thereof is deleted in its entirety and replaced with the following:

                                   ARTICLE V
                            [intentionally deleted]

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            (e) In Section 7.1,

                (i) by deleting "in Article V or" from clause (ii);

                (ii) by deleting clause (iv) in its entirety and replacing it with the following:

       (iv) any representation, warranty, certification or statement made by or on behalf of the Borrower or either of the Guarantors in this Agreement, any Application, or in any other instrument or agreement which now or hereafter evidences, secures or guarantees any Loan, or by or on behalf of the Borrower or either of the Guarantors in any certificate, financial statement or other document delivered after May 15, 2000 pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;

                (iii) by inserting ", either of the Guarantors," between "the Borrower" and "or any Subsidiary of the Borrower" in clauses (v), (vi), (vii),
(viii) and (x);

                (iv) by replacing "in excess of $500,000 over the limit of applicable insurance coverage" in clause (x) with "which would cause the total of all such judgments and orders to exceed $15,000,000.00 in the aggregate"; and

                (v) by adding new clause (xi) as follows:

          (xi) any indorsement or guaranty of the payment of the Note or any Loan shall cease for any reason to be in full force and effect, or any indorser or guarantor (including, without limitation, either Guarantor) shall contest the validity or enforceability of the indorsement or guaranty or deny that it has any further liability or obligation under the indorsement or guaranty, or the breach of any representation, warranty or agreement contained in said indorsement or guaranty; or any agreement or other document granting the Bank security for the payment of any Loan or any such indorsement or guaranty shall cease for any reason to be in full force and effect as such security with the priority stated to be created thereby, or the grantor of such security shall contest the validity or enforceability of the security or deny that it has any further liability or obligation under such agreement or other document, or the breach of any representation, warranty, or agreement contained in said agreement or other document;

       2. The "INTEREST RATE" section of the Note is hereby deleted in its entirety and replaced with the following:

            INTEREST RATE. This Note shall bear interest on the outstanding principal balance from time to time at a variable rate per annum equal at all times to 1.75% over the LIBOR Rate. The "LIBOR Rate" means that variable rate of

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     interest (rounded upwards, if necessary, to the nearest 1/100 of 1%)
     appearing on Telerate Page 3750 (or any successor page) as the one-month London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time in the Bank's sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If, for any reason, such rate is not available, the term "LIBOR Rate" shall mean the fluctuating rate of interest equal to the one-month rate of interest (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the one-month London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding business day as adjusted from time to time in the Bank's sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. Changes in the interest rate on this Note shall take place, without notice, in accordance with changes in the LIBOR Rate, as and when such changes occur.

       Interest shall be computed on the basis of a 360 day year, counting the actual number of days elapsed.

       Upon the maturity of this Note (whether scheduled, by acceleration, or otherwise), this Note shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 4.0% plus the otherwise applicable interest rate.

       3. The Bank's modification fee of $50,000.00, plus the reasonable fees and expenses of the Bank's legal counsel in connection with this modification and related transactions, shall be paid by the Borrower on the date hereof.

       4. Contemporaneously with the execution and delivery of this Agreement, the Borrower shall execute and deliver, or cause to be executed and delivered, to the Bank (i) the guaranties of Michael J. Saylor and Alcantara LLC; (ii) the pledge and security agreement of Alcantara LLC providing collateral security for such guaranty of Alcantara LLC and for the obligations of the Borrower under the Credit Agreement and the Note and Applications (as defined in the Credit Agreement); (iii) the opinion of Hale and Dorr LLP, as to such matters as the Bank shall require, including, without limitation, the validity of the agreement referenced in clause (ii) hereof, the validity of the security interest created thereby, and the perfection of said security interest; and (iv) all documents, schedules, exhibits and agreements required by any of the foregoing to be delivered in connection therewith (all of the foregoing being referred to herein
as the "Closing Documents").   All Closing Documents shall be on the Bank's
forms therefor and appropriately completed, or otherwise satisfactory to the Bank and its counsel. Upon the delivery of the Closing Documents as set forth above, the "Events of Default" described in that certain letter from the Bank to the Borrower dated May 10, 2000, shall be deemed to have been cured; and, upon the delivery to the Bank of the opinion

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of Hunton & Williams, special counsel to the Borrower and Alcantara LLC, that the aforesaid security interest is of the first priority, the Commitment and the Letter of Credit Commitment, as defined in, and subject to, the Credit Agreement as modified hereby, shall be reinstated.

       5. The Borrower and the Guarantor hereby acknowledge and agree that, as of the date hereof, the unpaid principal balance of the Note is Zero Dollars ($0.00), the outstanding amount of issued Letters of Credit is $3,859,464.01 and that there are no set-offs or defenses against the Note, the Credit Agreement, or any Application (as defined in the Credit Agreement).

       6. The Guarantors join in this Agreement for the purpose of signifying their consent hereto and agree to execute and deliver the documents described in Paragraph 4 hereof to be executed and delivered by them.

       7. The parties to this Agreement do not intend that this Agreement be construed as a novation of the Note, the Credit Agreement or any Application.

       8. Except as hereby expressly modified, the Credit Agreement and the Note shall otherwise be unchanged, shall remain in full force and effect, and are hereby expressly approved, ratified and confirmed. A legend shall be placed on the Note indicating that its terms have been modified hereby, and the original of this Agreement shall be affixed to the original of the Note.

       9. This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

WITNESS the following signatures and seals.

                              MICROSTRATEGY INCORPORATED     [SEAL]



                              By___________________________________
                                    Name:
                                    Title:



                              ______________________________  [SEAL]
                              MICHAEL J. SAYLOR

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                              ALCANTARA LLC             [SEAL]



                              By: /s/ Michael J. Saylor
                                  ---------------------------------
                                    Michael J. Saylor, President
                                    and Sole Member


                              BANK OF AMERICA, N.A.  [SEAL]



                              By: /s/
                                  ---------------------------------
                                    Name:
                                    Title:

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